Exhibit 10.11


                           CFW Communications Company
                     Executive Supplemental Retirement Plan
               As Amended and Restated Effective January 1, 1994



                           CFW COMMUNICATIONS COMPANY

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN



                            As Amended and Restated
                           Effective January 1, 1994

                                      -1-
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INTRODUCTION                                                       3
ARTICLE I                                                          3
     1.01. Affiliate                                               3
     1.02. Annuity Starting Date                                   3
     1.03. Board                                                   4
     1.04. Code                                                    4
     1.05. Company                                                 4
     1.06. Disability or Disabled                                  4
     1.07. Eligible Employee                                       4
     1.08. Final Pay                                               4
     1.09. Participant                                             4
     1.10. Plan                                                    4
     1.11. Qualified Pre-Retirement Survivor Annuity               4
     1.12. Retirement and Retire                                   4
     1.13. Retirement Plan                                         5
     1.14. Supplemental Benefit Account                            5
     1.15. Surviving Spouse                                        5
     1.16. Year of Service                                         5
ARTICLE II                                                         6
ARTICLE III                                                        6
     3.01. Amount of Benefit                                       6
     3.02. Timing and Form of Payment                              7
     3.03. Death Benefits                                          7
     3.04. Disability Benefits                                     8
     3.05. Forfeiture                                              8
ARTICLE IV                                                         9
ARTICLE V                                                          9
     5.01. No Guarantee of Employment                              9
     5.02. Termination of Employment                               9
ARTICLE VI                                                        10
ARTICLE VII                                                       10
     7.01. Amendment or Termination                               10
     7.02. Notice Requirement                                     11
     7.03. Special Rule                                           11
     7.04. Effect of Plan Termination                             11
ARTICLE VIII                                                      12
ARTICLE IX                                                        13
ARTICLE X                                                         13
     10.01. The Board                                             13
     10.02. Indemnification of the Board                          13
     10.03. Powers of the Board                                   13
     10.04. Information                                           14
ARTICLE XI                                                        14
     11.01. Binding Nature                                        14
     11.02. Governing Law                                         14
     11.03. Use of Masculine and Feminine; Singular and Plural    14
ARTICLE XII                                                       15
EXHIBIT I                                                         16

I.  INTRODUCTION

     On March 22, 1982, the Board of Directors of Clifton Forge-Waynesboro Telephone Company adopted an unfunded non-qualified deferred compensation plan. The purpose of the Plan is to supplement the retirement benefits payable under the Company's tax-qualified plans to those key employees selected to participate. The Board determined that the adoption of the Executive Supplemental Retirement Plan will assist it in attracting and retaining those employees whose judgment, abilities and experience will contribute to its continued progress.

     Effective January 1, 1994, the Plan is amended and restated to (1) change the name of the Plan to reflect the change in the Plan's sponsorship, (2) revise the benefit formula and (3) provide pre-retirement death and disability benefits to those participants who die or become disabled while employed by the Company.

     The Plan is intended to be a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a "select group of management or highly compensated employees" (as such phrase is used in the Employee Retirement Income Security Act of 1974). The Plan must be administered and construed in a manner that is consistent with that intent.

II.  ARTICLE I
                                  DEFINITIONS
                                  -----------

     The following phrases or terms have the indicated meanings:

     A.   1.01.   Affiliate
                  ---------

means (i) any entity that is a member of a controlled group of corporations as defined in Code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(c), of which the Company is a member according to Code section 414(b); (ii) an unincorporated trade or business that is under common control with the Company as determined according to Code section 414(c); or
(iii) a member of an affiliated service group of which the Company is a member according to Code section 414(m).

     B.   1.02.  Annuity Starting Date
                 ----------------------

means the first day of the first period for which a benefit is payable under the Plan.

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     C.   1.03.  Board
                 -----

means the Board of Directors of CFW Communications Company.

     D.   1.04.  Code
                 ----

means the Internal Revenue Code of 1986, as amended.

     E.   1.05.  Company
                 -------

means CFW Communications Company.

     F.   1.06.  Disability or Disabled
                 ----------------------

has the same meaning as such terms have under the Company's long-term disability plan.

     G.   1.07.  Eligible Employee
                 -----------------

means an individual who (i) is employed by the Company or an Affiliate; and (ii) is a member of management or is a highly compensated employee.

     H.   1.08.  Final Pay
                 ---------

means, for purposes of Plan Section 3.01(a)(1), one-twelfth of the average of the Participant's five consecutive years when his earnings from the Company, as reported on Form W-2, plus any salary reduction amounts, were the highest and means, for purposes of Plan Section 3.01(a)(2), one-twelfth of the Participant's total compensation in his final twelve months of employment with the Company.

     I.   1.09.  Participant
                 -----------

means an Eligible Employee who is designated by the Board to participate in the Plan in accordance with Article II. An individual shall remain a Participant only so long as the individual remains an Eligible Employee and his designation as a Participant has not been revoked or rescinded.

     J.   1.10.  Plan
                 ----

means the CFW Communications Company Executive Supplemental Retirement Plan.

     K.   1.11.  Qualified Pre-Retirement Survivor Annuity
                 -----------------------------------------

means the monthly benefit payable to the Participant's Surviving Spouse, if any, on the death of the Participant prior to his Annuity Starting Date in the form determined under Section 1.33 of the Retirement Plan.

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     L.   1.12.  Retirement and Retire
                 ----------     ------

mean severance from employment with the Company or an Affiliate on or after becoming eligible for early, normal or postponed retirement under the Retirement Plan.

     M.  1.13.  Retirement Plan
                ---------------

means the Revised Retirement Plan for the Employees of CFW Communications
Company.

     N.  1.14.  Supplemental Benefit Account
                ----------------------------

means an account established under a funded plan on behalf of a Plan Participant who also participates in such plan.

     O.  1.15.  Surviving Spouse
                ----------------

means, for purposes of Plan Section 3.03(b), the person to whom the Participant legally married throughout the one-year period ending on the date of the Participant's death.

     P.  1.16.  Year of Service
                ---------------

means a Participant's years of service for purposes of vesting under the Retirement Plan.

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

III. ARTICLE II
                                 PARTICIPATION
                                 -------------

     An Eligible Employee who is designated to participate in the Plan by the Board shall become a Participant in the Plan as of the date specified by the Board. A Participant shall continue to participate until such date as the Board may declare he is no longer a Participant, until the date that he is no longer an Eligible Employee or until he is no longer entitled to benefits under the Plan.

IV.  ARTICLE III
                                    BENEFITS
                                    --------

     A.  3.01.  Amount of Benefit
                -----------------

     (a) Upon Retirement, a Participant shall be entitled to a monthly Retirement benefit which shall commence on such Retirement date and which shall be payable on the first day of each month thereafter.

            (1) For Participants who retire on and after January 1, 1994, the amount of such monthly Retirement shall be equal to (i) minus (ii),
       (iii), and (iv) below where:

                 (i) equals the Participant's Final Pay times the Applicable
            Percentage (as shown on Exhibit I to the Plan);

                 (ii) equals the monthly Retirement Annuity payable under the
            Retirement Plan (determined as a straight life annuity);

                 (iii) equals the monthly benefit payable to the Participant at age 62 under the Federal Social Security Act in effect as of the date of determination, assuming that the Participant had continued in the employ of the Company until his age 62 and whether or not the Participant is currently receiving such benefit;

                 (iv) equals the monthly benefit (determined as a straight life annuity) that would be payable to the Participant based on the employer-provided benefit under the CFW Communications Company Savings and Security Plan assuming that the Participant contributed to such plan at the maximum rate allowable by law and permitted under such plan and that such contribution earns interest at interest rate paid on twenty-four month Treasury bills as in effect on the first day of each calendar year from the date of contribution to the date of determination.

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

            (2) For Participants who Retire prior to January 1, 1994, the amount of such monthly Retirement benefit shall be equal to the difference between (i) and (ii) below where:

                 (i)  equals 80% of the Participant's Final Pay; and

                 (ii) equals the monthly Retirement Annuity payable under the
            Retirement Plan (determined as a straight life annuity) plus the monthly benefit payable to the Participant under the Federal Social Security Act.

     (b) From time to time, the Board may, in its sole and absolute discretion, increase the monthly benefit payable to a Participant in pay status to reflect cost-of-living increases.

     B.  3.02.  Timing and Form of Payment
                --------------------------

     (a) The payment of any benefit under this Article shall begin as of the same date that the Participant's retirement benefit under the Retirement Plan is scheduled to commence.

     (b) For benefits payable prior to January 1, 1994, the benefit payable under this Article shall be computed and paid in the form of an annuity for the life of the Participant.

     (c) For benefits payable on and after January 1, 1994, the benefits payable under this Article shall be paid in the manner designated by the Board in its sole discretion. If the Board has made no designation of the manner in which the Plan's benefits shall be paid as of the date such benefits become payable to the Participant, the Board shall be deemed to have made a designation that the Plan's benefit payments shall be payable on behalf of the Participant, for the same period and in the same manner and in the same form as the Participant elected under the Retirement Plan.

     (d) Benefits not paid in a straight life annuity or commencing prior to what would have been the Participant's normal retirement date under the Retirement Plan, must be the Actuarial Equivalent of a straight life annuity and must be reduced to reflect early commencement based on the factors and assumptions employed under the Retirement Plan.


     C.  3.03.  Death Benefits
                --------------

     (a) For Participants who Retire prior to January 1, 1994, no benefits are payable from this Plan after the death of the Participant.

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     (b) Effective January 1, 1994, if a Participant dies prior to what would have been his Annuity Starting Date under the Retirement Plan, the Participant's Surviving Spouse, if any, shall be entitled to a Qualified Preretirement Survivor's Annuity commencing on what would have been the Participant's earliest retirement age under the Plan. The amount of the Qualified Preretirement Survivor Annuity will be determined under the formula in Plan section 3.01(a)(1) based on the Participant's Years of Service as of his date of death. In the event of a Participant's death after his Annuity Starting Date, benefits will be paid in accordance with the form of benefit determined under Plan Section 3.02(c) above.

     D.  3.04.  Disability Benefits
                -------------------

     Effective January 1, 1994, Participants who have completed fifteen (15) Years of Service and who become Disabled while in the employ of the Company or an Affiliate shall be entitled to a monthly retirement allowance computed under Plan section 3.01(a)(1) and based on his Years of Service as of the date he became Disabled. Benefits shall be payable when the Participant reaches his earliest retirement date under the Plan. If such Participant dies before he is eligible to commence benefits, his surviving spouse shall be entitled to a Qualified Preretirement Survivor's Annuity as determined under Plan section 3.03(b).

     E.   3.05.  Forfeiture
                 ----------

     Benefits payable under this Plan shall be forfeited if the Participant engages, directly or indirectly, as an owner, partner, employee, stockholder, officer or director of any firm or business entity, in any business activity in any state of the continental United States, territory or foreign country in which the Company does business which is the same as or similar to the business of the Company or any division or subsidiary thereof. The Company's "business", as presently conducted, is described in the Company's most recent business plan.

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V.  ARTICLE IV
                                   GUARANTEES
                                   ----------

     CFW Communications Company and any Affiliate participating in the Plan have only a contractual obligation to pay the benefits described in Article III. All benefits are to be satisfied solely out of the general corporate assets of the Company or the appropriate Affiliate which shall remain subject to the claims of its creditors. No assets of the Company or a participating Affiliate will be segregated or committed to the satisfaction of its obligations to any Participant or Beneficiary under this Plan. If the Company, in its sole discretion, elects to purchase life insurance on the life of a Participant in connection with the Plan, the Participant must submit to a physical examination, if required by the insurer, and otherwise cooperate in the issuance of such policy or his rights under the Plan will be forfeited.

VI. ARTICLE V
                           TERMINATION OF EMPLOYMENT
                           -------------------------

     A.   5.01.  No Guarantee of Employment
                 --------------------------

     The Plan does not in any way limit the right of the Company or an Affiliate at any time and for any reason to terminate the Participant's employment or such Participant's status as an Eligible Employee. In no event shall the Plan, by its terms or by implication, constitute an employment contract of any nature whatsoever between the Company or an Affiliate and a Participant.

     B.   5.02.  Termination of Employment
                 -------------------------

     (a) Except as provided in subsection (b), a Participant who ceases to be an Eligible Employee or whose employment with the Company and its Affiliates is terminated either with or without cause, for reasons other than Retirement shall immediately cease to be a Participant under this Plan and shall forfeit all rights under this Plan. Further, in no event shall an individual who was a Participant but is not a Participant at the time of such individual's Retirement, be entitled to any benefit under the Plan. A Participant on authorized leave of absence from the Company shall not be deemed to have terminated employment or lost his status as an Eligible Employee for the duration of such leave of absence.

     (b) Effective January 1, 1994, a Participant who terminates his employment with the Company prior to Retirement but after completing fifteen (15) Years of Service, shall be entitled to benefits under the Plan as of the date he would have been eligible to Retire and determined under Plan section 3.01(a)(1), based on his Years of Service as of his termination of employment; provided, however, that no benefits shall be payable if (1) the Participant terminates his employment voluntarily or (2) the Company discharges the Participant with Cause as determined by the Board.

     (c) For purposes of subsection (b), Cause means
                                         -----

            (1) dishonesty of the Participant in a material matter;

            (2) the use of narcotics or alcohol by the Participant to an extent which materially interferes with the Participant's performance of Participant's duties hereunder;

            (3) material and repeated failure by the Participant to carry out the directions, instructions, policies, rules, regulations, or decisions of the Company;

            (4) conviction of or pleading guilty to a felony or embezzlement from the Company or an Affiliate; and

            (5) repeated and unexcused absenteeism of the Participant after reasonable notice.

VII.   ARTICLE VI
                            COORDINATION OF BENEFITS
                            ------------------------

     The amount payable in any month to a Participant or Beneficiary, under the Plan shall be reduced, but not below zero, by the Actuarial Equivalent of any amount paid or payable to the Participant for the month in question or a prior or future month from a Supplemental Benefit Account.

     This limitation shall not apply to the extent that its application would result in the payment of an after-tax benefit under the Plan and a Supplemental Benefit Account that is less than the benefit otherwise payable under Article III on an after-tax basis. In determining the amount payable under Plan and from a Supplemental Benefit Account on an after-tax basis, the Committee shall make its determination using the maximum rates of federal, state, and local income taxes that are applicable to the Participant or Beneficiary.

VIII.  ARTICLE VII

                 TERMINATION, AMENDMENT OR MODIFICATION OF PLAN
                 ----------------------------------------------

     A.  7.01.  Amendment or Termination
                ------------------------

     Except as otherwise specifically provided, the Company reserves the right to terminate, amend or modify this Plan, wholly or partially, at any time and from time to time. Such right to terminate, amend or modify the Plan shall be exercised by the Board.

     B.  7.02.  Notice Requirement
                ------------------

     (a) Plan section 7.01 notwithstanding, no action to terminate the Plan shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than thirty (30) days prior to such action.

     (b) Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company such notice shall be addressed to it at Post Office Box 1990, Waynesboro, Virginia 22980-1990; addressed to the attention of the Corporate Secretary. If notice is to be given to a Participant, such notice shall be addressed to the Participant's last known address.

     C.  7.03.  Special Rule
                ------------

     The rights of the Company set forth in Plan section 7.01 are subject to the condition that the Board shall take no action to terminate the Plan or decrease the benefit that is payable to a Participant following the date such Participant commences receiving the benefits described in Article III without such Participant's consent.

     D.  7.04.  Effect of Plan Termination
                --------------------------

     Except as provided in Plan section 7.03, upon the termination of this Plan by the Board, the Plan shall no longer be of any further force or effect, and neither the Company, any Affiliate nor any Participant shall have any further obligation or right under this Plan. Likewise, the rights of any individual who was a Participant and whose designation as a Participant is revoked or rescinded by the Board shall cease upon such action.

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IX.  ARTICLE VIII

                         OTHER BENEFITS AND AGREEMENTS
                         -----------------------------

     The benefits provided for a Participant under the Plan are in addition to any other benefits available to such Participant under any other plan or program of the Company for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Company in which a Participant is participating.

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

X.  ARTICLE IX

                      RESTRICTIONS ON TRANSFER OF BENEFITS
                      ------------------------------------

     No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Board, shall cease and terminate, and, in such event, the Board may hold or apply the same or any part thereof for the benefit of such Participant, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Board may deem proper.

XI.    ARTICLE X

                           ADMINISTRATION OF THE PLAN
                           --------------------------

     A.  10.01.  The Board
                 ---------

     The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board may adopt such rules and regulations as may be necessary to carry out the purposes hereof. The Board's interpretation and construction of any provision of the Plan shall be final and conclusive.

     B.  10.02.  Indemnification of the Board
                 ----------------------------

     The Company shall indemnify and save harmless each member of the Board against any and all expenses and liabilities arising out of his administration of the Plan, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of the Board shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted under the Plan, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

     C.  10.03.  Powers of the Board
                 -------------------

     In addition to the powers hereinabove specified, the Board shall have the power to compute and certify the amount and kind of benefits from time to time payable to Participants under the Plan, to authorize all disbursements for such purposes, and to determine whether a Participant is entitled to a benefit under the Plan.

     D.  10.04.  Information
                 -----------

     To enable the Board to perform his functions, the Company shall supply full and timely information to the Board on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Board may require.

XII.   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

     A.  11.01.  Binding Nature
                 --------------

     The Plan shall be binding upon the Company, any participating Affiliates and its successors and assigns; subject to the powers set forth in Article VII, and upon a Participant and his assigns, heirs, executors and administrators.

     B.  11.02.  Governing Law
                 -------------

     To the extent not preempted by federal law, the Plan shall be governed and construed under the laws of the Commonwealth of Virginia (including its choice of law rules, except to the extent those rules would require the application of the law of a state other than Virginia) as in effect at the time of their adoption and execution, respectively.

     C.  11.03.  Use of Masculine and Feminine; Singular and Plural

     Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.

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XIII.  ARTICLE XII

                                    ADOPTION
                                    --------

     The Company has adopted this Plan pursuant action taken by the Board.

     As evidence of its adoption of the Plan, CFW Communications Company has caused this document to be signed by its President, this ___ day of __________, 1993, and made effective as of January 1, 1994.


                                   CFW COMMUNICATIONS COMPANY


                                                   By:
                                                       -------------------------


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XIV.  EXHIBIT I


                 Participant's
               Years of Service        Applicable Percentage
               ----------------        ---------------------
                   1-14                            0
                   15                              50.0
                   16                              51.5
                   17                              53.0
                   18                              54.5
                   19                              56.0
                   20                              57.5
                   21                              59.0
                   22                              60.5
                   23                              62.0
                   24                              63.5
                   25                              65.0
                   26                              66.5
                   27                              68.0
                   28                              69.5
                   29                              71.0
                   30                              72.5
                   31                              74.0
                   32                              75.5
                   33                              77.0
                   34                              78.5
                   35                              80.0

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